Exhibit 99.1

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

x
:
FAMILY MEDICINE SPECIALISTS and	:
HOWARD KALNITSKY, Individually and on	:	Civil Action No. 3:04-CV-872-B (JJB)
Behalf of All Others Similarly Situated,	:
:
Plaintiffs,	:
:
vs.	:
:
ABATIX CORP., TERRY SHAVER, FRANK	:
CINATL, IV, and GARY COX,	:

Defendants.

x

ORDER AND FINAL JUDGMENT

          On the 11th day of August, 2005, a hearing having been held before this Court to determine: (1) whether the terms and conditions of the Stipulation and Agreement of Settlement dated May 6, 2005 (the “Stipulation”) are fair, reasonable and adequate for the settlement of all claims asserted by the Class against the Defendants in the Complaint now pending in this Court under the above caption, including the release of the Defendants and the Released Parties, and should be approved; (2) whether judgment should be entered dismissing the Complaint on the merits and with prejudice in favor of the Defendants and as against all persons or entities who are members of the Class herein who have not requested exclusion therefrom; (3) whether to approve the Plan of Allocation as a fair and reasonable method to allocate the settlement proceeds among the members of the Class; and (4) whether and in what amount to award Plaintiffs’ Counsel fees and reimbursement of expenses.  The Court having considered all matters submitted to it at the hearing and otherwise; and it appearing that a notice of the hearing substantially in the form approved by the Court was mailed to all persons or entities reasonably identifiable, who purchased the common stock of Abatix Corp.

(“Abatix”) during the period between 5:05 p.m. Eastern Standard Time (“EST”) on April 14, 2004 and April 30, 2004, inclusive (the “Class Period”), except those persons or entities excluded from the definition of the Class, as shown by the records of Abatix’s transfer agent, at the respective addresses set forth in such records, and that a summary notice of the hearing substantially in the form approved by the Court was published in the national edition of The Wall Street Journal pursuant to the specifications of the Court; and the Court having considered and determined the fairness and reasonableness of the award of attorneys’ fees and expenses requested; and all capitalized terms used herein having the meanings as set forth and defined in the Stipulation.

          NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

          1.     The Court has jurisdiction over the subject matter of the Action, the Lead Plaintiffs, all Class Members, and the Defendants.

          2.     The Court finds that the prerequisites for a class action under Federal Rules of Civil Procedure 23 (a) and (b)(3) have been satisfied in that:  (a) the number of Class Members is so numerous that joinder of all members thereof is impracticable; (b) there are questions of law and fact common to the Class; (c) the claims of the Class Representatives are typical of the claims of the Class they seek to represent; (d) the Class Representatives have and will fairly and adequately represent the interests of the Class; (e) the questions of law and fact common to the members of the Class predominate over any questions affecting only individual members of the Class; and (f) a class action is superior to other available methods for the fair and efficient adjudication of the controversy.

          3.     Pursuant to Rule 23 of the Federal Rules of Civil Procedure this Court hereby finally certifies this action as a class action on behalf of all persons who purchased  the common stock of Abatix during the period between 5:05 p.m. EST on April 14, 2004 and April 30, 2004, inclusive.  Excluded from the Class are Defendants, the officers and directors of Abatix, at all relevant times, members of their immediate families and their legal representatives, heirs, successors or assigns, and any entity in which Defendants have or had a controlling interest.  Also excluded from the Class are the persons and/or entities who requested exclusion from the Class as listed on Exhibit 1 annexed hereto.

          4.     Notice of the pendency of this Action as a class action and of the proposed Settlement was given to all Class Members who could be identified with reasonable effort.  The form and method of notifying the Class of the pendency of the action as a class action and of the terms and conditions of the proposed Settlement met the requirements of Rule 23 of the Federal Rules of Civil Procedure, Section 21D(a)(7) of the Securities Exchange Act of 1934, 15 U.S.C. 78u-4(a)(7) as amended by the Private Securities Litigation Reform Act of 1995, due process, and any other applicable law, constituted the best notice practicable under the circumstances, and constituted due and sufficient notice to all persons and entities entitled thereto.

          5.     The Settlement is approved as fair, reasonable and adequate, and the Class Members and the parties are directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation.

          6.     The Complaint, which the Court finds was filed on a good faith basis in accordance with the Private Securities Litigation Reform Act and Rule 11 of the Federal Rules of Civil Procedure based upon all publicly available information, is hereby dismissed with prejudice and without costs, except as provided in the Stipulation, as against the Defendants.

          7.     Members of the Class and the successors and assigns of any of them, are hereby permanently barred and enjoined from instituting, commencing or prosecuting any and all claims, debts, demands, rights or causes of action or liabilities whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether asserted individually or in a representative capacity, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured, whether class or individual in nature, including both known claims and unknown claims, (i) that have been asserted in the Action by the Class Members or any of them against any of the Released Parties, or (ii) that could have been asserted in any forum by the Class Members or any of them against any of the Released Parties which arise out of, relate in any way or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Class Action Complaint or any of the other complaints filed in the Action and which relate to the purchase of shares of the common stock of Abatix during the Class Period (the “Settled Claims”) against any and all of the Defendants, their past or present subsidiaries, parents, successors and predecessors, officers, directors, agents, employees, stockholders, accountants, commercial bank lenders, representatives, affiliates, attorneys, insurers and any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants, and the legal representatives, heirs, successors in interest or assigns of the Defendants (the “Released Parties”).  The Settled Claims are hereby compromised, settled, released, discharged and dismissed as against the Released Parties on the merits and with prejudice by virtue of the proceedings herein and this Order and Final Judgment.

          8.     The Defendants and the successors and assigns of any of them, are hereby permanently barred and enjoined from instituting, commencing or prosecuting any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known claims and unknown claims, that have been or could have been asserted in the Action or any forum by the Defendants or any of them or the successors and assigns of any of them against any of the Lead Plaintiffs, Class Members or their attorneys, which arise out of or relate in any way to the institution, prosecution, or settlement of the Action (except for claims to enforce the Settlement) (the “Settled Defendants’ Claims”).  The Settled Defendants’ Claims of all the Released Parties are hereby compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Order and Final Judgment.

          9.     Neither this Order and Final Judgment, the Stipulation, nor any of its terms and provisions, nor any of the negotiations or proceedings connected with it, nor any of the documents or statements referred to therein shall be:

                  (a)     offered or received against the Defendants as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Defendants with respect to the truth of any fact alleged by any of the plaintiffs or the validity of any claim that has been or could have been asserted in the Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of the Defendants;

                  (b)     offered or received against the Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Defendant;

                  (c)     offered or received against the Defendants as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Defendants, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, Defendants may refer to it to effectuate the liability protection granted them hereunder;

                  (d)     construed against the Defendants as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; or

                  (e)     construed as or received in evidence as an admission, concession or presumption against Lead Plaintiffs or any of the Class Members that any of their claims are without merit, or that any defenses asserted by the Defendants have any merit, or that damages recoverable under the Complaint would not have exceeded the Gross Settlement Fund.

          10.     The Plan of Allocation is approved as fair and reasonable, and Plaintiffs’ Counsel and the Claims Administrator are directed to administer the Stipulation in accordance with its terms and provisions.

          11.     The Court finds that all parties and their counsel have complied with each requirement of Rule 11 of the Federal Rules of Civil Procedure as to all proceedings herein.

          12.     Plaintiffs’ Counsel are hereby awarded 30% of the Gross Settlement Fund in fees, which sum the Court finds to be fair and reasonable, and $23,351.99 in reimbursement of expenses, which amounts shall be paid to Plaintiffs’ Lead Counsel from the Settlement Fund with interest from the date such Settlement Fund was funded to the date of payment at the same net rate that the Settlement Fund earns.  The award of attorneys’ fees shall be allocated among Plaintiffs’ Counsel in a fashion which, in the opinion of Plaintiffs’ Lead Counsel, fairly compensates Plaintiffs’ Counsel for their respective contributions in the prosecution of the Action.  On the Effective Date, Counsel for plaintiff in the shareholder derivative action pending in the I-162nd Judicial District in Dallas County, Texas under the caption Daniel M. Johnson v. Terry Shaver, et al., Cause No. 2004-4841 (the “Derivative Action”), shall be paid 30% of the amount awarded to Plaintiffs’ Counsel in this Action for their attorneys’ fees.

          13.     In making this award of attorneys’ fees and reimbursement of expenses to be paid from the Gross Settlement Fund, the Court has considered and found that:

                   (a)     the settlement has created a fund of $900,000 in cash that is already on deposit, plus interest thereon, and that numerous Class Members who submit acceptable Proofs of Claim will benefit from the Settlement created by Plaintiffs’ Counsel;

                   (b)     Over 3,600 copies of the Notice were disseminated to putative Class Members indicating that Plaintiffs’ Counsel were moving for attorneys’ fees in the amount of up to 30% of the Gross Settlement Fund and for reimbursement of expenses in an amount of approximately $22,500 and no objections were filed against the terms of the proposed Settlement or the ceiling on the fees and expenses requested by Plaintiffs’ Counsel contained in the Notice;

                   (c)     Plaintiffs’ Counsel have conducted the litigation and achieved the Settlement with skill, perseverance and diligent advocacy;

                   (d)     The action involves complex factual and legal issues and was actively prosecuted over one year and, in the absence of a settlement, would involve further lengthy proceedings with uncertain resolution of the complex factual and legal issues;

                   (e)     Had Plaintiffs’ Counsel not achieved the Settlement there would remain a significant risk that Lead Plaintiffs and the Class may have recovered less or nothing from the Defendants;

                   (f)     Plaintiffs’ Counsel have devoted over 624 hours, with a lodestar value of $197,204, to achieve the Settlement; and

                   (g)     The amount of attorneys’ fees awarded and expenses reimbursed from the Settlement Fund are consistent with awards in similar cases.

          14.     Exclusive jurisdiction is hereby retained over the parties and the Class Members for all matters relating to this Action, including the administration, interpretation, effectuation or enforcement of the Stipulation and this Order and Final Judgment, and including any application for fees and expenses incurred in connection with administering and distributing the settlement proceeds to the members of the Class.

          15.     Without further order of the Court, the parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

          16.     There is no just reason for delay in the entry of this Order and Final Judgment and immediate entry by the Clerk of the Court is expressly directed pursuant to Rule 54 (b) of the Federal Rules of Civil Procedure.

Dated: Dallas, Texas
Aug 11th, 2005

Signature Removed for Security Purposes

Honorable Jane J. Boyle
UNITED STATES DISTRICT JUDGE

CLOSED

CASE NUMBER: 3:04-CV-872-B

DATE: AUGUST 11, 2005

TRIAL:     YES  ☐     NO  ☒